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                                                                 EXHIBIT 10.8(b)

                              EMPLOYMENT AGREEMENT

     TN Technologies Holding Inc. ("Employer"), a Delaware corporation, and Douglas C. Ahlers ("Executive") enter into this Employment Agreement as of January 1, 1997 (the "Agreement").

     WHEREAS, Employer and Executive are parties to the Amended and Restated Reorganization Agreement dated as of December 31, 1996 (the "Reorganization Agreement") and the Amended and Restated Partnership Interest and Stock Purchase Agreement dated as of December 31, 1996 (the "Purchase Agreement");

     WHEREAS, pursuant to the Reorganization Agreement and the Purchase Agreement, Employer is acquiring (the "Acquisition") all of the limited partnership interests in Modem Media Advertising Limited Partnership, a Connecticut limited partnership ("MMLP"), and all of the issued and outstanding capital stock of Modem Media, Inc., a Connecticut corporation ("Modem Media");

     WHEREAS, as a condition to closing to the Reorganization Agreement, the parties have agreed to enter into an Employment Agreement;

     WHEREAS, Executive, as a limited partner in MMLP and a shareholder of Modem Media, will substantially and materially benefit from the Acquisition;

     WHEREAS, Employer desires to employ and Executive desires to be employed by Employer in the capacity described herein;

     WHEREAS, Employer and Executive desire to set forth the following terms and conditions of their agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive agree as follows:

     1.   Employment Duties.  Executive agrees to serve as President of Employer
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and shall have such duties, responsibilities and authorities as the Board of
Directors of Employer may from time to time assign and which are reasonably consistent with such position. Throughout the period of employment, Executive shall perform his assigned duties diligently, in good faith and to the best of his abilities and shall devote all of his business time to the business and affairs of Employer, provided, however, that Executive may serve on the board of
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directors of other corporations as may be customary and usual for a person in
Executive's position and serve in any capacity with any civic, educational or charitable organization, provided, in each case, such activities do not materially interfere with the performance of his duties hereunder and that such service is consistent with all Company policies and procedures regarding such service. Executive shall be subject to Employer's general employment policies in effect or as modified. Subject to Section 6.3 of the Reorganization Agreement, during the term of employment hereunder, Employer agrees to appoint and maintain (subject to Executive's performance of his duties as a member of the Board of Directors in good faith and as provided in and consistent with the by-laws of Employer and the Delaware General
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Corporation) Executive as a member of the Board of Directors. Executive shall be based at the office of Employer located in Connecticut; provided, that Executive
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acknowledges and agrees that he may be required to perform ordinary business travel consistent with the responsibilities of his position with Employer.

     2.   Term of Employment.  Unless earlier terminated pursuant to paragraph 5
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below, the initial term of employment (the "Initial Term of Employment") covered by this Agreement shall commence on the effective date of this Agreement as designated in paragraph 19 herein and continue through December 31, 2001. In the event Executive remains employed by Employer after the Initial Term of Employment, the terms and conditions of such continued employment shall be those set forth in this Agreement, except that, after the Initial Term of Employment, either party may terminate the employment relationship upon thirty days' written notice.

     3.   Salary.  During his employment with Employer, Executive's annual
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salary shall be at least three hundred thousand dollars ($300,000), less required or authorized deductions, paid on regular paydays consistent with Employer's payroll procedures.

     4.   Benefits; Expense Reimbursement.  During his employment with Employer,
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Executive shall be entitled to participate in such employee benefit plans and other programs, in accordance with the terms of such plans and programs and shall receive such other benefits, as Employer may make generally available to its senior executive officers; provided, however, that Employer shall not be
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required to offer Executive any benefits that are made available to current or future senior executive officers on an individual basis and that are not made generally available to its other senior executive officers. Employer retains the right to cancel, alter or amend any of its employee benefit plans and other fringe benefit arrangements without notice to the extent permitted by such plans or arrangements. Employer shall reimburse Executive for reasonable business expenses incurred by Executive in connection with the performance of his duties and obligations and that are consistent with Employer's policies and procedures.

     5.   Termination.  The Initial Term of Employment may be terminated as set
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forth below. Notwithstanding such termination, except as specifically set forth below, paragraphs 6, 7 and (except in the case of termination of Executive pursuant to paragraph 5(D) or (E)) 15 shall continue to apply following such termination. Unless otherwise stated in this Agreement or in any applicable benefit plans or as otherwise required by law, Executive shall have no continuing right to salary or benefits after employment is terminated and, except as set forth in paragraphs 5(D) and (E), Employer shall have no further obligations to Executive. Subject to Section 15 hereof, upon any termination of employment, in addition to other amounts set forth herein, Executive (or his estate in the case of death) shall be entitled to receive salary, expenses and other benefits accrued through and including the date of termination. Employer retains any other remedies it may have for breach of this Agreement.

          (A) Death.  Executive's employment will terminate automatically upon
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Executive's death.

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          (B) Inability to Perform.  Employer may, upon thirty days' prior
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written notice, terminate Executive's employment upon Executive's inability to perform his essential duties and obligations hereunder for a period of four consecutive months or six months in any 12 month period because of Executive's physical or mental disability (a "Disability"). Notwithstanding the foregoing, nothing in this Agreement shall prevent employer from immediately removing Executive from his position as officer of Employer, or reducing the duties or job responsibilities of Employer, immediately upon the Disability of such Executive; provided that Employer shall reinstate Executive to his position as
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officer, with the corresponding duties and responsibilities of such position, upon the removal of such Disability prior to the termination of such Executive pursuant to the provisions of this Agreement.

          (C) For Cause.  Employer may terminate Executive's employment
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immediately if, in the reasonable determination of the Board of Directors or the compensation committee of the Board of Directors of Employer as set forth in an action of the Board of Directors or such committee setting forth in reasonable detail the reasons for such termination, (i) Executive engages in conduct that violates significant policies of Employer after Executive is notified by Employer that Executive is engaging in conduct that violates significant policies of Employer; (ii) Executive fails to perform the essential functions of Executive's job (except for a failure resulting from a bona fide illness or incapacity) or fails to carry out Employer's reasonable directions with respect to material duties after Executive is notified by Employer that Executive is failing to perform these essential functions or failing to carry out the reasonable directions of Employer; (iii) Executive engages in embezzlement or misappropriation of corporate funds or other acts of fraud, dishonesty or self-dealing, or commits a felony or any significant violation of any statutory or common law duty of loyalty to Employer; or (iv) Executive breaches a material provision of this Agreement (including, but not limited to, the noncompete and nonsolicitation provisions in paragraph 6(c)) after Executive is notified by Employer that Executive has breached a material provision of this Agreement. Prior to any termination of Executive for Cause pursuant to clauses (i), (ii) or
(iv) of this subparagraph 5(C), Employer shall give Executive reasonable opportunity to remedy any condition, or conduct, action or inaction of Executive giving rise to the violation or breach of such clause if such violation or breach is remediable.

          (D) By Employer.  Employer may terminate Executive's employment
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without cause or reason by giving Executive written notice.  Such notice shall set forth the date of termination, which date shall be not later than 30 days following the date of notice (the "Notice Period"). During any Notice Period, Executive shall make reasonable efforts to cooperate with Employer in achieving a transition of Executive's duties and responsibilities. Upon termination of Executive's employment by Employer without cause, Executive shall be entitled to continue to receive, for the lesser of the three years following termination or the balance of the Initial Term of Employment, (i) his salary and (ii) an annual amount equal to the average for the two full fiscal years prior to termination (or the amount in the immediately preceding fiscal year, if Executive is terminated prior to having completed two full years of employment) of any payments to Executive pursuant to any cash bonus plan of Employer. Employer, at its discretion, may elect to continue to pay Executive his salary and any such bonus on regularly scheduled paydays, but reduced by any

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amounts earned by Executive from alternative employment or to make a lump sum payment to Executive equal to the unpaid balance of such salary and bonus payments discounted to the date of payment using a discount rate of 7% per annum; provided, however, that Employer shall not be obligated to continue to
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employ Executive or to continue payment of salary or bonus for any period if
Employer has grounds to terminate Executive's employment as specified above in subparagraph (A) or (C)(iii) and (iv). Subsequent to termination pursuant to this subparagraph 5(D), Executive shall not be obligated to look for or accept alternative employment; provided, however, that if Executive accepts any
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alternative employment during the balance of the Initial Term of Employment,
Employer may reduce from amounts owed under this subparagraph 5(D) all amounts earned by Executive from such alternative employment, and Executive shall be obligated to inform Employer of the amount of income received by him from alternative employment for the balance of the Initial Term of Employment.

          (E) By Executive.  Executive may terminate his employment for "Good
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Reason" as described below, by giving thirty days' prior written notice to
Employer. "Good Reason" means (I) a decrease in the total amount of Executive's base salary below the amount prescribed by paragraph 3; (ii) a change in the Executive's title or duties from what is set forth in Section 1 hereto; (iii) the relocation of Employer's headquarters in violation of Section 6.4 of the Reorganization Agreement, without Executive's consent; or (iv) Employer breaches a material provision of this Agreement. Prior to any termination of Executive for Good Reason by Executive, Employer shall have a reasonable opportunity to remedy any condition, or conduct, action or inaction of Employer giving rise to Executive's right to terminate this Agreement for Good Reason. In the event that Executive's employment with Employer is terminated at any time during the Initial Employment Period by Executive for Good Reason, then Executive shall be entitled to continue to receive his salary and any cash bonus in the manner contemplated by paragraph 5(D) above for the balance of the Initial Employment Period.

     6.   Confidentiality.  Executive acknowledges that he will have access to
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and will be entrusted with confidential and proprietary information and trade secrets relating to Employer's services and products, including, but not limited to, presentations for clients and prospective clients made on behalf of Employer. Such confidential information gives Employer a business advantage over others who do not have such information. Such confidential information may include, but is not limited to, business strategies, plans, proposals, training materials, computer software, names of or financial or other information regarding Employer or Executive's relationships with its clients, advertising techniques, development of creative products and any other information that is maintained confidentially and not known to or readily determinable by the public. Accordingly, Executive agrees to undertake the following obligations that he acknowledges to be reasonably designed to protect Employer's legitimate business interests without unnecessarily or unreasonably restricting Executive's post-employment opportunities:

          (a) Upon termination of employment for any reason, Executive shall return to Employer all property of Employer including, but not limited to, documents or things containing any

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of its confidential information, files, forms, notes, records, or charts.
Executive shall not retain any copies in any form of any such confidential information;

          (b) During the Employment Period or thereafter, without Employer's prior written consent, Executive shall not use or disclose, and shall take all necessary precautions to avoid the disclosure to any person, any confidential information unless at that time the information has become known to the public or to Employer's competitors other than by breach of this Agreement or any other confidentiality agreement binding on Executive;

          (c) Executive covenants and agrees to be bound by the Covenant Not To Compete Or Solicit Business entered into by the parties contemporaneous with this Agreement; and

          (d) To permit Employer to monitor Executive's compliance with the Covenant Not To Compete or Solicit Business, during the Initial Term of Employment or for 2 years following the termination of employment, whichever is longer, Executive shall promptly notify Employer in writing of the name and address of each business organization for which he acts as agent, partner, owner, consultant, contractor, advisor, representative or Executive.

     7.   Intellectual Property.  Executive shall disclose and assign to
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Employer all of his right, title and interest in and to, any ideas, processes, trademarks, trade secrets, copyrightable materials, plans, inventions and business plans, whether patentable or not, that he develops, creates, discovers, conceives or improves upon during the Employment Period that relate, directly or indirectly, to Employer's business, including, but not limited to, any computer programs, processes, products or procedures, methods of advertising, marketing research, strategies or business plans (collectively referred to as "Intellectual Property"). Executive agrees that such Intellectual Property shall be the sole property of Employer. Executive shall, during employment and thereafter, at Employer's request and cost, provide Employer with such assistance as is reasonably necessary to secure a patent, trademark, copyright or other protection of such Intellectual Property. Executive agrees that he will not use any Intellectual Property right for his own purposes or for any purpose other than those of Employer.

     8.   Remedies.  If Executive violates any of the terms of Section 6 or 7 of
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this Agreement, Employer shall be entitled to all appropriate remedies, including an interim, interlocutory or permanent injunction or restraining order to be issued by any competent court enjoining and restraining Executive from such wrongful acts. It is further agreed that Employer would be irreparably damaged by Executive's breach of any such provision, that damages for such a breach are not easily calculated, and that any remedy at law would be inadequate. Therefore, Employer shall be entitled to obtain injunctive or other equitable relief against Executive, his agents, assigns or successors for a breach of this Agreement and without the necessity of the proving actual monetary loss. It is expressly understood between the parties that this injunctive or equitable relief shall not be Employer's exclusive remedy for breach of this Agreement. Without limitation, in the event of any breach by Executive of his Covenant Not To Compete or Solicit Business, such Executive shall not be entitled to receive any salary payments or any other compensation beyond the date of such breach

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to which he would otherwise be entitled, and Executive shall be obligated to repay to Employer salary payments received by him at any time after the occurrence of such breach. Nothing in this Section 8 shall prevent any party hereto from seeking any remedy, including an interim, interlocutory or permanent injunction or restraining order, for a breach of this Agreement.

     Should any litigation, other than arbitration provided for in paragraph 17 herein, be commenced concerning any provision of this Agreement or Executive's employment or termination or employment, the prevailing party shall be entitled, in addition to such other relief as may be granted, to its attorneys' fees and costs incurred by reason of such litigation.

     9.   Assignment.  Executive acknowledges that the services he renders
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pursuant to this Agreement are unique and personal.  Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. Employer may assign its rights, duties or obligations under this Agreement to any person with whom it has merged or consolidated, or to whom it has transferred all, or substantially all, of its assets.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, other than the parties and their respective successors and assigns permitted by this Agreement, any right, remedy or claim under, or by reason of, this Agreement.

     10.  Entire Agreement; Amendment.  This Agreement, the Reorganization
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Agreement and the Covenant Not To Compete or Solicit Business constitute the entire agreement between Employer and Executive with respect to the subject matter hereof. This Agreement supersedes any prior agreement made between the parties. The parties may not amend this Agreement except by written instrument signed by both parties and approved by the Board of Directors or the compensation committee of the Board of Directors of Employer.

     11.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Connecticut.

     12.  Legal Enforceability.  Any provision of this Agreement which is
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prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.  Definitions.  Any capitalized term used in this Agreement shall have
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the meaning ascribed to it in the Reorganization Agreement, unless otherwise defined herein.

     14.  Waiver.  No provision of this Agreement shall be deemed to be waived
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as a result of the failure of Employer or Executive to require the performance of any term or condition of this

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Agreement or by other course of conduct. To be effective, a waiver must be in writing, signed by each of the parties hereto and approved by the Board of Directors or the compensation committee of the Board of Directors of Employer and state specifically that it is intended to constitute a waiver of a term or breach of this Agreement. The waiver by Employer or Executive of any term or breach of this Agreement shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to be a waiver of any subsequent breach.

     15.  Set-Off.  Notwithstanding anything herein to the contrary, subject to
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the requirements of Section 13.3 of the Reorganization Agreement, Employer shall have the right to set-off, at any time and from time to time, against any amount owing by Employer to Executive under this Agreement, any amount from time to time owing by Executive to Employer in connection with any cause, matter or thing whatsoever including, but not limited to, this Agreement, the Reorganization Agreement, the Purchase Agreement and the Related Agreements.
With respect to any amounts owing under the Reorganization Agreement, the Purchase Agreement or any Related Agreement, Employer agrees to fully comply with the dispute resolution provisions of such agreement prior to invoking its right of set-off under this Agreement. In addition, Employer agrees that, with respect to an action for set-off for a breach of a representation and warranty contained in the Reorganization Agreement, Employer shall be entitled to seek set-off of amounts due under this Agreement from Executive (a) in the case of any several representation and warranty, only if Executive is determined to have breached, or acknowledges a breach of, such representation and warranty, and (b) in the case of any joint and several representation, only in proportion to Executive's liability under such representation and warranty.

     16.  Key-Person Insurance.  Executive acknowledges that Employer may wish
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to purchase and maintain key-person insurance with respect to Executive and covenants and agrees to cooperate with Employer in that regard in all reasonable respects which shall include, without limitation, submitting to such medical examinations, answering such questions and completing and signing such documents as may reasonably be required by any insurance company from time to time in connection therewith. Upon termination of the Employment Period, Executive shall be provided the opportunity to purchase such policy at his expense.

     17.  Dispute Resolution.  Employer or Executive may institute arbitration
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pursuant to Article 13 of the Reorganization Agreement in connection with any dispute, controversy or claim arising in connection with this Agreement; provided, however, that nothing in this paragraph shall prohibit Employer or its
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affiliates from pursuing injunctive or other equitable relief against Executive prior to, contemporaneous with, or subsequent to invoking or participating in any dispute resolution process.

     18.  Notices.  All notices or other communications required or permitted
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hereunder shall be in writing and shall be deemed given or delivered and received when delivered personally (which shall be deemed to include delivery via express courier such as Federal Express) or three days after having been sent by registered or certified mail or upon receipt when sent by facsimile (but only if

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receipt is confirmed by the addressee by a return facsimile signed by the addressee) addressed as follows:

     If to Employer:

     TN Technologies Holding Inc.
     101 East Erie
     Chicago, IL  60611
     Facsimile:  (312)  440-8070
     Attention:  Gregory W. Blaine

     If to Executive: at the address or facsimile number set forth below Executive's signature on the signature page hereto.

or to such other address as such party (or its designated additional notice recipient) may indicate by a notice delivered to the other party hereto.

     19.  Effective Date.  This Agreement shall be effective as of the Closing
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Date of the Reorganization Agreement.  If the Reorganization Agreement is not
consummated, this Agreement shall be null and void.

     20. EXECUTIVE ACKNOWLEDGES THAT HE HAS READ, UNDERSTOOD AND ACCEPTS THE PROVISIONS OF THIS AGREEMENT. HE ALSO ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO AND HAS REVIEWED THE TERMS AND CONDITIONS OF THIS AGREEMENT WITH COUNSEL.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

TN TECHNOLOGIES HOLDING INC.        DOUGLAS C. AHLERS


By:_________________________        ______________________________

Title:______________________        Address:______________________
                                    ______________________________
                                    Facsimile:____________________


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